Exhibit 99.1

FutureFuel Releases First Quarter 2021 Results

FutureFuel First Quarter Net Loss of $8.8 Million

Reports Net Loss of $8.8 Million or ($0.20) per Diluted Share, and Adjusted EBITDA of ($7.8) Million

CLAYTON, Mo., May 7, 2021 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the first quarter ended March 31, 2021.

First quarter 2021 Financial Highlights (all comparisons are with the first quarter of 2020)

●	Revenues were $41.5 million, down 22% from $53.1 million
●	Adjusted EBITDA was ($7.8) million, down 177% from $10.2 million
●	Net losses were $8.8 million, or ($0.20) per diluted share, from net income of $19.0 million, or $0.44 per diluted share.

“The story of our first quarter is dominated by one week in February when Winter Storm Uri brought severe disruption to the operation of our Batesville, AR manufacturing site. Natural Gas prices soared to 14,000% of their normal values and production was curtailed in an effort to reduce Natural Gas consumption to its absolute minimum. Shutting down in such freezing conditions meant that the subsequent start-up was more problematic and took longer than we would typically anticipate.

This loss of production reduced our revenue by approximately $3 million and increased energy costs of $7.8 million led to a net loss for the quarter. Nevertheless, we are encouraged by the underlying margins on biodiesel, absent the impact of extreme energy costs. We are beginning to see improved opportunity in our chemicals segment with a strong sense that the worst effects of the COVID-19 pandemic in the USA may be behind us.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2021 Cash Dividends

In the first three months of 2021, FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock. The remaining quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three Months Ended March 31,
			Dollar	%
	2021	2020	Change	Change
Revenue	$41,516	$53,082	$(11,566)	(22%	)
(Loss) income from operations	$(13,058)	$13,979	$(27,037)	(193%	)
Net (loss) income	$(8,773)	$19,043	$(27,816)	(146%	)
(Loss) earnings per common share:
Basic	$(0.20)	$0.44	$(0.64)	(145%	)
Diluted	$(0.20)	$0.44	$(0.64)	(145%	)
Adjusted EBITDA	$(7,825)	$10,177	$(18,002)	(177%	)

Financial and Business Summary

Consolidated sales revenue in the three months ended March 31, 2021 decreased $11,566 compared to the three months ended March 31, 2020. This decrease primarily resulted from decreased sales volumes in the chemical and biofuels segment that were partially offset by increased prices of biodiesel as compared to the prior year three-month period. Sales volumes were down in both segments from the continued effects of COVID-19 and from reduced inventory production from the natural gas usage curtailment imposed during the Winter Storm Uri of approximately $3 million.

Income from operations in the three months ended March 31, 2021 decreased $27,037 compared to the three months ended March 31, 2020. This decrease primarily resulted from: i) exorbitant natural gas prices in February 2021 during Winter Storm Uri, which at times rose to almost 14,000% of historical averages and resulted in the natural gas supplier issuing an invoice of approximately $8 million for February 2021, ii) the change in the unrealized and realized activity in derivative instruments with a loss of $2,625 as compared to a gain of $6,857 in the three months ended March 31, 2020, and iii) the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment decreased gross profit $3,913 in the current period as compared to a benefit of $1,319 in the same period of the prior year.

Capital Expenditures

Capital expenditures were $146 in the first three months of 2021, compared with $1,608 in the same period in 2020.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $244,152 as of March 31, 2021, compared with $262,526 as of December 31, 2020.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, including, but not limited to the COVID-19 pandemic and the response thereto, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2020 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$193,979	$198,122
Accounts receivable, inclusive of the blenders' tax credit of $11,276 and $8,300 and net of allowances for bad debt of $112 and $63, respectively	27,953	22,813
Inventory	45,278	33,889
Marketable securities	50,173	64,404
Other current assets	22,710	23,377
Total current assets	340,093	342,605
Property, plant and equipment, net	89,200	91,544
Other assets	7,129	7,155
Total noncurrent assets	96,329	98,699
Total Assets	$436,422	$441,304
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $1,116	$25,639	$13,437
Dividends payable	7,874	10,498
Other current liabilities	9,514	9,053
Total current liabilities	43,027	32,988
Deferred revenue – long-term	20,322	21,861
Other noncurrent liabilities	10,023	14,572
Total noncurrent liabilities	30,345	36,433
Total liabilities	73,372	69,421
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243, issued and outstanding at March 31, 2021 and December 31, 2020	4	4
Accumulated other comprehensive income	148	208
Additional paid in capital	282,215	282,215
Retained earnings	80,683	89,456
Total Stockholders’ Equity	363,050	371,883
Total Liabilities and Stockholders’ Equity	$436,422	$441,304

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$41,516	$53,082
Cost of goods sold and distribution	52,252	36,683
Gross (loss) profit	(10,736)	16,399
Selling, general, and administrative expenses	1,548	1,585
Research and development expenses	774	835
	2,322	2,420
(Loss) income from operations	(13,058)	13,979
Other expense, net	(102)	(8,148)
(Loss) income before income taxes	(13,160)	5,831
Income tax benefit	(4,387)	(13,212)
Net (loss) income	$(8,773)	$19,043

(Loss) earnings per common share
Basic	$(0.20)	$0.44
Diluted	$(0.20)	$0.44
Weighted average shares outstanding
Basic	43,743,243	43,743,243
Diluted	43,743,243	43,743,243

Comprehensive (Loss) income
Net (loss) income	$(8,773)	$19,043
Other comprehensive loss from unrealized net loss on available-for-sale debt securities	(60)	(397)
Income tax effect	16	84
Total other comprehensive loss, net of tax	(44)	(313)
Comprehensive (loss) income	$(8,817)	$18,730

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2021 and 2020

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(8,773)	$19,043
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	2,608	3,004
Amortization of deferred financing costs	24	36
Benefit for deferred income taxes	(4,402)	(22)
Change in fair value of equity securities	1,765	9,570
Change in fair value of derivative instruments	(695)	(1,874)
(Gain) loss on the sale of investments	(690)	489
Stock based compensation	-	49
Loss on disposal of property and equipment	-	2
Noncash interest expense	8	19
Changes in operating assets and liabilities:
Accounts receivable	(6,515)	(17,803)
Accounts receivable – related parties	1,375	4,175
Inventory	(11,389)	(3,878)
Income tax receivable	774	(13,587)
Prepaid expenses	751	171
Prepaid expenses – related party	(12)	-
Other assets	(43)	120
Accounts payable	4,270	2,360
Accounts payable – related parties	7,814	(815)
Accrued expenses and other current liabilities	(509)	2,192
Accrued expenses and other current liabilities – related parties	-	(64)
Deferred revenue	(569)	925
Other noncurrent liabilities	(139)	(78)
Net cash (used in) provided by operating activities	(14,347)	4,034
Cash flows from investing activities
Collateralization of derivative instruments	(106)	1,876
Purchase of marketable securities	(15,601)	(964)
Proceeds from the sale of marketable securities	28,681	4,484
Proceeds from the sale of property and equipment	-	50
Capital expenditures	(146)	(1,608)
Net cash provided by investing activities	12,848	3,838
Cash flows from financing activities
Deferred financing costs	-	(477)
Payment of dividends	(2,624)	(2,624)
Net cash used in financing activities	(2,624)	(3,101)
Net change in cash and cash equivalents	(4,143)	4,771
Cash and cash equivalents at beginning of period	198,122	243,331
Cash and cash equivalents at end of period	$193,979	$248,102

Cash paid for interest	$43	$1
Cash paid for income taxes	$52	$453
Noncash investing and financing activities:
Cash dividends declared, not paid	$-	$131,230
Noncash capital expenditures	$118	$-

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended March 31,
	2021	2020
Net (loss) income	$(8,773)	$19,043
Depreciation	2,608	3,004
Non-cash stock-based compensation	-	49
Interest and dividend income	(1,005)	(1,967)
Non-cash interest expense and amortization of deferred financing costs	32	56
Losses on disposal of property and equipment	-	2
Loss (gain) on derivative instruments	2,625	(6,857)
Loss on marketable securities	1,075	10,059
Income tax benefit	(4,387)	(13,212)
Adjusted EBITDA	$(7,825)	$10,177

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended March 31,
	2021	2020
Net cash (used in) provided by operating activities	$(14,347)	$4,034
Benefit for deferred income taxes	4,402	22
Interest and dividend income	(1,005)	(1,967)
Income tax benefit	(4,387)	(13,212)
Loss (gain) on derivative instruments	2,625	(6,857)
Change in fair value of derivative instruments	695	1,874
Change in operating assets and liabilities, net	4,192	26,282
Other	-	1
Adjusted EBITDA	$(7,825)	$10,177

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Custom chemicals	$10,675	$23,760
Performance chemicals	5,435	3,933
Chemicals revenue	$16,110	$27,693
Biofuels revenue	25,406	25,389
Total Revenue	$41,516	$53,082

Segment gross profit (loss)
Chemicals	$(1,301)	$8,014
Biofuels	(9,435)	8,385
Total gross (loss) profit	$(10,736)	$16,399

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com